Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Flowers Foods, Inc. of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Flowers Foods, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

August 28, 2026

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